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     Two Central Park Plaza                  Telephone 402 348 1450
     Suite 1501                              Fax 402 348 0152
     Omaha, NE 68102


     233 South 13th Street, Suite 1600       Telephone 402 476 1216
     Lincoln, NE 68508-2041                  Fax 402 476 1944





                         ACCOUNTANTS' CONSENT


The Board of Directors
ShopNow.com Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP


Omaha, Nebraska
March 13, 2000